                               CWAM CODE OF ETHICS

                                                         Amended January 1, 2009
                                                         Amended August 25, 2008
                                                            Amended July 1, 2008
                                                       Amended November 20, 2007
                                                     (Effective January 2, 2007)

Overview ......................................................................    4
Part I - Statement of General Principles ......................................    6
   A. Compliance with the Spirit of the Code ..................................    7
   B. Federal Law Prohibits Fraudulent and Deceptive Acts .....................    7
   C. Compliance with other CWAM and BAC Policies .............................    8
   D. Contacts for Questions and Reporting Violations of this Code ............    8
   E. Training and Education ..................................................    9
Part II - Prohibited Transactions and Activities ..............................   10
   A. Prohibited Transactions in Mutual Funds .................................   10
      1. Short-Term Trading Prohibition .......................................   10
      2. Late Trading Prohibition .............................................   10
      3. Market Timing Prohibition ............................................   10
   B. Prohibited Transactions in Reportable Securities ........................   11
      1. Client Conflict ......................................................   11
      2. Fourteen Calendar Day Blackout Period ................................   11
      3. IPOs and Limited Offerings ...........................................   11
      4. Short-Term Trading (60 Calendar Days) ................................   11
      5. Selling Short and Transactions Involving Certain Derivatives .........   12
      6. Bank of America Closed-end Funds .....................................   12
      7. Excessive Trading ....................................................   13
   C. Other Prohibitions ......................................................   13
      1. Disclosure of Nonpublic Information ..................................   13
      2. Restriction on Service as Officer or Director by Covered Persons .....   13
      3. Participation in Investment Clubs ....................................   13
      4. Additional Restrictions for Specific Sub-Groups ......................   13
   D. Additional Trading Restrictions Applicable to Investment Persons ........   13
      1. IPOs and Limited Offerings ...........................................   13
      2. Client Account Priority ..............................................   14
      3. Trade Restrictions Pertaining to Portfolio Managers ..................   14
      4. Trade Restrictions Pertaining to Analysts ............................   15
      5. Gifts ................................................................   16
   E. Exemptions ..............................................................   16
Part III - Pre-Clearance of Transactions ......................................   17
   A. General Requirement to Pre-clear ........................................   17
   B. Procedures ..............................................................   17
   C. Exemptions ..............................................................   17
Part IV  - Administration and  Reporting Requirements .........................   19
   A. Annual Code Coverage Acknowledgment and Compliance Certification ........   19
   B. Reporting Requirements for Covered Persons ..............................   19
   C. Exceptions from the above Reporting Requirements ........................   20
   D. Code Administration .....................................................   20
Part V - Penalties for Non-Compliance .........................................   21
Part VI -Pre-Clearance and Reporting Procedures for the CMG Fund Administration
   Group and Other Bank of America Associates .................................   23
   A. Pre-clearance of Transactions ...........................................   23
   B. Reporting and Certifications ............................................   24
   C. Penalties for Non-Compliance ............................................   25
Appendix A - Beneficial Ownership .............................................   26

PART I

Appendix B - Definitions ......................................................   29
Appendix C - Other CWAM and BAC Policies ......................................   32
Appendix D - Reportable Funds .................................................   33
Appendix E - Reporting Forms ..................................................   37

PART I

                                    OVERVIEW

This Code of Ethics (the "Code") covers a wide range of ethical conduct with a focus on obligations with respect to personal securities trading. You are obligated to comply with the terms of this Code, and thus you are a "COVERED PERSON" for purposes of this Code, if you have been notified by the Compliance Department ("Compliance") of Columbia Wanger Asset Management ("CWAM") that this Code applies to you.

You will be notified by Compliance that this Code applies to you if you are a director, officer or employee of CWAM.

Bank of America ("BAC") associates who are not employees of CWAM will be notified if this Code applies to them due to their status as a support partner of CWAM.

Certain Covered Persons, including but not limited to portfolio managers and research analysts, may also be designated by Compliance as "INVESTMENT PERSONS" and have heightened responsibility under this Code. Investment Persons are obligated to comply with all provisions of the Code applicable to Covered Persons and additional provisions applicable to Investment Persons. If you are registered with the National Association of Securities Dealers ("NASD") you may have additional obligations not identified in this Code due to such registration.

If you believe you should have been notified by Compliance that this Code applies to you and have not been so notified, you are obligated to contact Compliance.

Certain provisions of this Code apply to securities you beneficially own, or securities that you intend to beneficially acquire. BENEFICIAL OWNERSHIP is defined in Appendix A and includes, among other things, securities held by members of your immediate household.

Part I of this Code sets forth certain general principles relating to the Code.
Part II identifies certain prohibited transactions and activities. Part III identifies your obligation to pre-clear your personal security transactions.
Part IV identifies your reporting obligations with respect to your personal securities transactions and holdings. Part V sets forth sanctions for failure to comply with this Code. Part VI identifies reporting and pre-clearance procedures applicable only to the CMG Fund Administration Group and other employees of Bank of America who have been so notified.

The CWAM Code of Ethics Committee (the "Committee") is responsible for enforcing compliance with this Code. Failure to comply with this Code may result in disciplinary action, including termination of employment.

This Code is intended to satisfy the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 of the Investment Company Act of 1940 (the "Investment Company Act"). In addition, this Code is intended to satisfy certain NASD requirements for registered personnel.


Part I                                  4

Terms used herein that are both capitalized and bolded have the meaning set forth in Appendix B.


Part I                                  5

PART I

                    PART I - STATEMENT OF GENERAL PRINCIPLES

Our relationship with our CLIENTS is fiduciary in nature. A fiduciary has an affirmative duty of care, loyalty, honesty and good faith. A number of specific obligations flow from the fiduciary duty we owe to our Clients, including:

     - To act solely in the best interests of Clients and to make full and fair disclosure of all material facts, particularly where CWAM's interest may conflict with those of its Clients;

     -    To have a reasonable, independent basis for our investment advice;

     - To ensure that our investment advice is suitable to the Client's investment objectives, needs and circumstances;

     - To refrain from effecting personal securities transactions inconsistent with our Clients' interests;

     -    To obtain best execution for our Clients' securities transactions;

     - To refrain from favoring the interest of a particular Client over the interests of another Client;

     - To keep all information about Clients (including former Clients) confidential, including the Client's identity, Client's securities holdings information, and other non-public information; and

     - To exercise a high degree of care to ensure that adequate and accurate representations and other information is presented.

All Covered Persons are in a position of trust and that position of trust dictates that you act at all times with the utmost integrity, avoid any actual or potential conflict of interest (described below), and not otherwise abuse that position of trust. As a fiduciary, you are required to put the interests of our Clients before your personal interests. All Covered Persons have a fiduciary duty with respect to each and all of our Clients.

A conflict of interest is any situation that presents an incentive to act other than in the best interest of a Client. A conflict of interest may arise, for example, when a Covered Person engages in a transaction that potentially favors:
(i) CWAM's interests over a Client's interest, (ii) an associate's interest over a Client's interest, or (iii) one Client's interest over another Client's interest.

CWAM has adopted various policies designed to prevent, or otherwise manage, conflicts of interest. To effectively manage conflicts of interest, all Covered Persons must seek to prevent conflicts of interest, including the appearance of a conflict. Covered Persons must be vigilant about circumstances that present a conflict of interest and immediately seek assistance from their manager or one of the other resources identified in Part I.D of this Code.

Independence in the investment decision-making process is paramount. All Covered Persons must avoid situations that might compromise or call into question their exercise of independent judgment in the interest of Clients. For example, Covered Persons should not take personal advantage of unusual or limited investment opportunities appropriate for Clients.


Part I                                  6

The general principles discussed in this section govern all conduct, regardless of whether or not such conduct is also covered by more specific standards and procedures set forth in other sections of this Code.

A.   COMPLIANCE WITH THE SPIRIT OF THE CODE

The Committee recognizes that sound, responsible personal securities investing is an appropriate activity when trading is not excessive in nature, when it is conducted consistent with the Code and when it does not cause any actual, potential or apparent conflict of interest.

The Committee will not tolerate personal securities trading activity that is inconsistent with duties to our Clients or that injures the reputation and professional standing of our organization. Technical compliance with the specific requirements of this Code will not insulate you from sanction should a review of your personal securities trades indicate breach of your duty of loyalty to a Client or otherwise pose harm to our organization's reputation.

The Committee has the authority to grant written waivers of the provisions of this Code. It is expected that this authority will be exercised only in rare instances.

B.   FEDERAL LAW PROHIBITS FRAUDULENT AND DECEPTIVE ACTS

All Covered Persons are required to comply with all FEDERAL SECURITIES LAWS, including but not limited to Rule 204A-1 of the Advisers Act, Rule 17j-1 of the Investment Company Act and the anti-fraud provisions of both the Advisers Act and Investment Company Act.

The Advisers Act makes it unlawful for any investment adviser, directly or indirectly, to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in any transaction or practice that operates as a fraud or deceit on such persons.

The Investment Company Act makes it unlawful for any director, trustee, officer or employee of an investment adviser of an investment company, as well as certain other persons, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the investment company:

          1.   To employ any device, scheme or artifice to defraud the fund;

          2. To make to the fund any untrue statement of a material fact or omit to state to the fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the fund; or

          4.   To engage in any manipulative practice with respect to the fund.


Part I                                  7

C.   COMPLIANCE WITH OTHER CWAM AND BAC POLICIES

Compliance with this Code is in addition to your obligation to comply with other CWAM and BAC policies that may be applicable to you.

All Covered Persons who maintain personal investment accounts must comply with the Bank of America Global Wealth and Investment Management Associate Designated Brokerage Account Policy. Unless an exception has been granted, that policy requires Covered Persons to maintain their current and any new Associate Accounts with Banc of America Investment Services, Inc. ("BAI") or Merrill Lynch. The policy is available on the CWAM intranet.

Covered Persons are subject to additional policies, including but not limited to the following (also set forth in Appendix C):

     -    CWAM Statement of Operations and Supervisory Procedures Manual

     -    CWAM Information Wall Policy

     -    CWAM Misuses of Material Nonpublic Information Policy

     -    CWAM Portfolio Holdings Disclosure Policy

     - Bank of America Corporation Code of Ethics and General Policy on Insider Trading

     - Bank of America Policy on Excessive Trading and Market Timing in the Bank of America Retirement Plans

     - Bank of America Global Wealth and Investment Management Gifts and Hospitality Policy

D.   CONTACTS FOR QUESTIONS AND REPORTING VIOLATIONS OF THIS CODE

Each Covered Person must promptly report any conduct that he or she reasonably believes constitutes or may constitute a violation of the Code. Covered Persons must promptly report all relevant facts and circumstances relating to such potential violation of the Code to either the Chief Compliance Officer ("CCO"; currently, Joe LaPalm at 312-634-9829) or the Ethics and Compliance Helpline at 1-888-411-1744 (domestic) or 1-770-623-6334 (international). If you wish to remain anonymous, you may simply refer to yourself as a "BAC Associate." You will not be retaliated against for reporting information in good faith in accordance with this policy.

All questions, comments or concerns may be directed to Columbia Management's Ombudsperson (currently, Kevin V. Wasp at 212-893-7246).

In addition, if you have any questions relating to a personal securities transaction, you may call Compliance directly or send an email to "DG 227w-Compliance Dept" and if you have any questions relating to the conflict of interest provisions of this Code, you may contact Joe LaPalm at 312-634-9829.


Part I                                  8

E.   TRAINING AND EDUCATION

Training on this Code will occur periodically. All Covered Persons are required to attend all assigned training sessions and read any applicable materials.


Part I                                  9

Part II

                PART II - PROHIBITED TRANSACTIONS AND ACTIVITIES

Part II of the Code focuses on personal securities trading and identifies certain prohibited transactions and activities. In the event there is a stated exception to a prohibited transaction and you qualify for the exception, you are not relieved of any other obligation you may have under this Code, including any requirement to pre-clear (see Part III) and report (see Part IV) the transaction.

A.   PROHIBITED TRANSACTIONS IN MUTUAL FUNDS

1.   Short-Term Trading Prohibition.

No Covered Person may engage in the purchase and subsequent sale or exchange of the same class of shares of a REPORTABLE FUND (an open-end mutual fund managed by Bank of America or its subsidiaries, except for money market and short-term bond funds, as listed in Appendix D) within 60 calendar days of one another. Funds held in a Bank of America 401(k) account or other retirement plan shall be subject to the short-term trading prohibitions of that plan. Therefore, if a Covered Person purchases shares of a Reportable Fund outside of a Bank of America retirement plan, he or she will not be permitted to sell or exchange any shares of that fund, including shares previously purchased, for at least 60 calendar days. The CCO has the authority to grant exceptions to the requirements of this section; however, such exceptions will be granted in only rare cases of hardship or other unusual circumstances. CMG Fund Administration Associates and other Bank of America Associates who are so notified shall follow the short-term trading prohibition of the Asset Management Code of Ethics, except for those Reportable Funds advised by CWAM and named in Part VI of this Code, which will be subject to the holding period of 60 calendar days.

2.   Late Trading Prohibition.

LATE TRADING of mutual funds, wherein an order for mutual fund shares is placed after the fund is closed for the day and the transaction is priced using the closing price for that day, is illegal. No Covered Person shall engage in any such Late Trading transaction in mutual fund shares. In addition to being illegal, Late Trading presents a conflict of interest and a violation of fiduciary duty.

3.   Market Timing Prohibition.

No Covered Person shall engage in mutual fund MARKET TIMING activities. The Committee believes that the interests of a mutual fund's long-term shareholders and the ability of a mutual fund to manage its investments may be adversely affected when fund shares are repeatedly bought, sold or exchanged by any individual or entity within short periods of time to take advantage of short-term differentials in the net asset values of such funds. This practice, known as Market Timing can occur in direct purchases and sales of mutual fund shares, through rapid reallocation of funds held in a 401(k) plan or similarly structured retirement plan or other accounts invested in mutual fund assets, or through the rapid reallocation of funds held in variable annuity and variable life policies invested in mutual fund assets. In addition to being prohibited by this Code, mutual fund Market Timing presents a conflict of interest and is a violation of fiduciary duty.


Part II                                10

B.   PROHIBITED TRANSACTIONS IN REPORTABLE SECURITIES

1.   Client Conflict.

No Covered Person shall purchase or sell, directly or indirectly, any REPORTABLE SECURITY (all corporate securities, CLOSED-END FUNDS, and exchange traded funds, further defined in Appendix B) in which such person had, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership when, at the time of such purchase or sale, the Covered Person knew, or should have known, that the same class of security:

     -    is the subject of an open buy or sell order for a CLIENT ACCOUNT; or

     -    is BEING CONSIDERED FOR PURCHASE OR SALE by a Client Account.

2.   Fourteen Calendar Day Blackout Period.

No Covered Person shall purchase or sell any Reportable Security within a period of seven calendar days before or after a purchase or sale of the same class of security by a Client Account. The spirit of this Code requires that no Covered Person intentionally delay trades on behalf of a Client Account so that their own personal trades avoid falling within the fourteen day blackout period.

3.   IPOs and Limited Offerings.

No Covered Person shall acquire Beneficial Ownership of securities in an IPO or LIMITED OFFERING except with the prior written approval of the CCO. Covered Persons registered with the NASD are prohibited from investing in IPOs. Investment Persons may invest in IPOs but are subject to the additional restrictions outlined in Part II.D.1, below. In approving such acquisition, the CCO must determine that the acquisition does not conflict with the Code or its underlying policies, that the investment opportunity could not instead be reserved for Clients, and that the opportunity has not been offered to the Covered Person because of the Covered Person's relationship with BAC or a Client. The CCO may approve acquisition under certain circumstances, such as:

     - An opportunity to acquire securities of an insurance company converting from a mutual ownership structure to a stockholder ownership structure, if the Covered Person's ownership of an insurance policy issued by the IPO company or an affiliate of the IPO company conveys the investment opportunity;

     - An opportunity resulting from the Covered Person's pre-existing ownership of an interest in the IPO company or status of an investor in the IPO company; or

     - An opportunity made available to the Covered Person's spouse, in circumstances permitting the CCO reasonably to determine that the opportunity is being made available for reasons other than the Covered Person's relationship with BAC or its Clients (for example, because of the spouse's employment).

4.   Short-Term Trading (60 Calendar Days).

No Covered Person may profit from any purchase and sale of the same class of Reportable Security within any period of 60 calendar days or less. Note, regarding this restriction, that:


Part II                                11

     (a) The 60 calendar day restriction period commences the day after the purchase of any Reportable Security.

     (b) The 60-day restriction applies on a "last in, first out basis." As a result, a Covered Person (or FAMILY/HOUSEHOLD Member) may not buy and sell the same class of Reportable Security within 60 days even though the specific shares or other securities involved may have been held longer than 60 days, when doing so will result in a profit to the Covered Person.

     (c) Purchase and sale transactions in the same security within 60 days that result in a loss to the Covered Person (or Family/Household Member) are not restricted.

     (d) The 60-day restriction does not apply to the exercise of options to purchase shares of BAC stock, or stock of another company whose options have been awarded as part of a compensation program, and the immediate sale of the same or identical shares, including so-called "cashless exercise" transactions.

     (e) Strategies involving corporate securities options with expirations of less than 60 days may result in violations of the short-term trading ban.

     (f) Involuntary transactions that are the result of unforeseen corporate activity occurring within 60 days of purchase are not restricted.

     (g) Exceptions to the short-term trading ban may be requested in writing, addressed to the CCO, in advance of a trade and will generally be granted only in rare cases of hardship, gifting of securities or other unusual circumstances where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban. Circumstances that could provide the basis for an exception from short-term trading restriction might include, for example, among others:

          - the disclosure of a previously nonpublic, material corporate, economic or political event or activity that could cause a reasonable person in like circumstances to sell a security even if originally purchased as a long-term investment; or

          - the Covered Person's economic circumstances materially change in such a manner that enforcement of the short-term trading ban would result in the Covered Person being subjected to an avoidable, inequitable economic hardship.

          - An irrevocable charitable gift of securities provided no abuse is intended.

5.   Selling Short and Transactions Involving Certain Derivatives

No Covered Person may sell short any Reportable Security; provided, however, that Covered Persons may sell short against broad market indexes and "against the box."

No Covered Person may write a "naked" call option on any Reportable Security or purchase a put option on any Reportable Security; provided, however, that Covered Persons may write a covered call or buy a protective put on a Reportable Security.

6.   Bank of America Closed-end Funds.

No Covered Person shall acquire Beneficial Ownership of securities of any Closed-end Fund advised by BAC except with the prior written approval of Compliance.


Part II                                12

7.   Excessive Trading.

Covered Persons are strongly discouraged from engaging in excessive trading for their personal accounts. Trading activity of Covered Persons that, by the sole determination of management, interferes with daily responsibilities is prohibited. Covered persons who are warned of excessive trading by Compliance must appropriately reduce trading activity or will be subject to disciplinary action.

C.   OTHER PROHIBITIONS

1.   Disclosure of Nonpublic Information.

Covered Persons are prohibited from disclosing to persons outside of CWAM any material nonpublic information about any Client, the securities investments made on behalf of a Client, information about contemplated securities transactions, or information regarding our trading strategies, except as required to effectuate securities transactions on behalf of a Client or for other legitimate business purposes. Disclosure of nonpublic information is a breach of fiduciary duty.

2.   Restriction on Service as Officer or Director by Covered Persons.

Covered Persons are prohibited from serving as an officer or director of any publicly traded company, other than Bank of America Corporation or its affiliates, absent prior authorization from Compliance based on a determination that the board service would not be inconsistent with the interests of any Client. A Covered Person serving as a director or officer of a private company may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as director or officer.

3.   Participation in Investment Clubs.

Covered Persons (including with respect to assets that are beneficially owned by the Covered Person) may participate in private investment clubs or other similar groups only upon advance written approval from Compliance, subject to such terms and conditions as Compliance may determine to impose. Investment Persons may not begin participation in private investment clubs or other similar groups.

4.   Additional Restrictions for Specific Sub-Groups.

Specific sub-groups in the organization may be subject to additional restrictions, as determined by Compliance. Compliance shall keep separate applicable procedures and communicate accordingly to these groups.

D.   ADDITIONAL TRADING RESTRICTIONS APPLICABLE TO INVESTMENT PERSONS

1.   IPOs and Limited Offerings.

All Investment Persons are required to obtain written manager pre-approval for personal investments in IPOs and Limited Offerings. This means you are required to obtain approval from your immediate manager or their designee. After obtaining manager pre-approval, Investment Persons must obtain pre-approval from the CCO.


Part II                                13

Investment Persons who have been authorized to acquire securities in a Limited Offering are required to disclose that investment to their manager when the Investment Person plays a role in any Client's subsequent consideration of an investment in the issuer. In such circumstances, the decision to purchase securities of the issuer for the Client should be made either by another employee or, at a minimum, should be subject to an independent review by investment personnel with no personal interest in the issuer.

2.   Client Account Priority

The Funds and Client Accounts under management shall be given priority when investment opportunities arise. Portfolio Managers and Analysts may not execute transactions for their personal accounts without first determining whether the transaction is appropriate for a Fund or Client Account.

Analysts at CWAM are assigned industry coverage areas. Portfolio Managers at CWAM are also assigned coverage areas, in addition to their overall responsibility for Funds and Client Accounts. All Portfolio Managers and Analysts must comply with the pre-clearance and reporting restrictions of this Code, and are, in addition, subject to the following restrictions. A security is "followed by CWAM" for purposes of this Section if it has been entered into CWAM's Equity Research Data Base.

3.   Trade Restrictions Pertaining to Portfolio Managers

     (a)  Purchases

          i. Portfolio Managers may not purchase any securities owned by CWAM and within the coverage area of that Portfolio Manager, or not within the coverage area of that Portfolio Manager but held by the Funds or Client Accounts managed by the Portfolio Manager.

          ii. Portfolio Managers may not purchase securities followed by CWAM and within the coverage area of that Portfolio Manager.

          iii.Portfolio Managers may not purchase any security that is within the investment parameters established by the Funds or Client Accounts managed by the Portfolio Manager UNLESS:

          -    It is outside the Portfolio Manager's coverage area;

          - The Analyst responsible for that coverage area declines the investment opportunity on behalf of the Funds and Client Accounts advised by the Portfolio Manager; and

          - The Analyst's conclusion is provided in writing to Compliance in advance of the transaction.

          - The security is an Exchange-Traded Fund and the Portfolio Manager notifies all other Portfolio Managers of his or her intent to invest in an Exchange-Traded Fund in his or her coverage area. The Portfolio Manager must send this notification by email, copy the Compliance Department, and explain whether an investment review meeting is warranted to discuss the industry, region, or coverage area. Any Portfolio Manager may decide whether to hold such a meeting.


Part II                                14

     (b)  Sales

          Absent a showing of hardship or other extraordinary circumstances, a Portfolio Manager who owns a security that is later purchased by the Fund or Client Accounts advised by that Portfolio Manager may not sell that security unless and until the Fund or Client Accounts completely dispose of that security.

     (c)  Securities Later Proposed for Fund or Client Accounts

          A Portfolio Manager may purchase a security that at the time of purchase is not a suitable investment for that Portfolio Manager's Funds or Client Accounts, or is not recommended for the Funds or Client Accounts by the Analyst responsible for that coverage area. If at a later date the security becomes suitable and the Analyst wishes to recommend it for the Funds or Client Accounts, and the Portfolio Manager does not wish to invest in the security for the Funds or Client Accounts, then the Portfolio Manager must provide this conclusion in writing to Compliance and the Chief Investment Officer. The CIO shall determine the appropriate course of action regarding the potential investment.

4.   Trade Restrictions Pertaining to Analysts

     (a)  Purchases

          i. Analysts may not purchase any security within their coverage areas that is owned by the Funds or Client Accounts.

          ii. Analysts may not purchase any security within their coverage areas that is followed by CWAM.

          iii. Analysts may not purchase any security within their coverage areas UNLESS:

               - The investment is inappropriate for Funds or Client Accounts because it is not within their investment parameters or is otherwise unsuitable;

               - The purchase is approved in advance and in writing by the CIO based on that person's independent decision to decline the investment opportunity on the basis that the security is inappropriate for Funds or Client Accounts, or is otherwise unsuitable; and

               - The Chief Investment Officer's conclusion is provided in writing to Compliance in advance of the transaction.

               - The security is an Exchange-Traded Fund and the Analyst notifies all of the Portfolio Managers of his or her intent to invest in an Exchange-Traded Fund in his or her coverage area. The Analyst must send this notification by email, copy the Compliance Department, and explain whether an investment review meeting is warranted to discuss the industry, region, or coverage area. Any Portfolio Manager may decide whether to hold such a meeting.

     (b)  Sales

          Absent a showing of hardship or other extraordinary circumstances, an Analyst who owns a security within his or her coverage area that is later purchased by the Fund or


Part II                                15

          Client Accounts may not sell that security unless and until the Fund or Client Accounts completely dispose of that security.

5.   Gifts

Notwithstanding the restrictions above, an Investment Person may make an irrevocable gift of securities to a charitable organization, provided any such gift is first approved by Compliance.

E.   EXEMPTIONS

The following transactions are exempt from the prohibitions contained in this
Part II:

     - Transactions effected pursuant to an AUTOMATIC INVESTMENT PLAN. Note this does not include transactions that override or otherwise depart from the pre-determined schedule or allocation features of the investment plan.

     - Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     - Transactions that are involuntary on the part of the Covered Person (e.g., stock splits and automatic conversions including redemptions, mergers and acquisitions).

     - Transactions effected in any account in which the Covered Person may have a beneficial interest, but no direct or indirect INFLUENCE OR CONTROL of investment or trading activity, such as a blind trust or third-party advised discretionary account. Accounts managed by another Covered Person do not qualify for this exemption.

     - Securities issued by BAC; provided, however, that this exemption does not apply to BAC securities purchased in a Limited Offering. BAC securities are subject to the short-term trading provisions of this Code and the standards of conduct and liability discussed in the Bank of America Corporation's General Policy on Insider Trading.

     - Such other transactions as the Committee shall approve in their sole discretion, provided that Compliance shall find that such transactions are consistent with the Statement of General Principles of this Code and applicable law. The Committee shall maintain a record of the approval and will communicate to the Covered Person's manager(s).


Part II                                16

PART III

                    PART III - PRE-CLEARANCE OF TRANSACTIONS

A.   GENERAL REQUIREMENT TO PRE-CLEAR

Covered Persons must pre-clear all transactions, except as exempted below, in Reportable Securities in which they have, or intend to acquire, Beneficial Ownership. In addition, Covered Persons must pre-clear all redemptions or exchanges of Reportable Funds. CMG Fund Administration Associates and other Bank of America Associates who are covered by the Asset Management Code of Ethics are required to pre-clear only those Reportable Funds listed in Part VI of this Code.

B.   PROCEDURES

In order to pre-clear a transaction, Covered Persons shall email CWAM Compliance with the request, specifying the Reportable Security or Reportable Fund, and shall not effect a trade until approval is granted by CWAM Compliance. Pre-clearance approvals are valid until 3:00 pm central time of the next business day after approval. For example, if a pre-clearance approval is granted on Tuesday, the approval is valid until 3:00 pm central time Wednesday. In certain rare instances when a trade cannot be completed during the time allowed, CWAM Compliance may elect to issue an extended approval . CMG Fund Administration Associates and other Bank of America Associates who are so notified shall refer to Part VI of this Code for pre-clearance procedures.

C.   EXEMPTIONS

The following transactions are exempt from the pre-clearance requirement:

     -    Transactions in BAC RETIREMENT PLANS.

     - Transactions in COMPANY-DIRECTED 401(K) PLANS (provided they do not hold Reportable Funds or Reportable Securities).

     - Transactions in municipal securities and foreign government debt obligations.

     -    Opening a 529 Plan, or transactions in 529 Plans.

     - Transactions by Covered Persons on leave that do not have home access to CWAM's data; provided, however, that transactions by Covered Persons on leave with home access are not exempt from the pre-clearance requirements.

     - Transactions effected in any account in which the Covered Person may have a beneficial interest, but no direct or indirect Influence or Control of investment or trading activity, such as a blind trust or third-party advised discretionary account. Accounts managed by another Covered Person do not qualify for this exemption.

     - Transactions effected pursuant to an Automatic Investment Plan. Note this does not include transactions that override or otherwise depart from the pre-determined schedule or allocation features of the investment plan. This will include individual transactions effected pursuant to a 10b-5-1 Plan implemented for corporate executives who qualify for such plans, however the initial plan must be submitted to Compliance for approval, and Compliance must be notified if any changes are made to the pre-determined investment scheme.


Part III                               17

     - Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     - Transactions that are involuntary on the part of the Covered Person (e.g., stock splits, automatic conversions).

     - Such other transactions as the Committee shall approve in their sole discretion, provided that Compliance shall find that such transactions are consistent with the Statement of General Principles of this Code and applicable law. The Committee shall maintain a record of the approval and will communicate to the Covered Person's manager(s).


Part III                               18

PART IV

               PART IV - ADMINISTRATION AND REPORTING REQUIREMENTS

A.   ANNUAL CODE COVERAGE ACKNOWLEDGMENT AND COMPLIANCE CERTIFICATION

All Covered Persons will annually furnish acknowledgment of coverage (including Family/Household Members) under, and certification of compliance with, this Code. Copies of this Code and any amendments to the Code are required to be provided to all Covered Persons. All Covered Persons are required to provide acknowledgment of their receipt of the Code and any amendments.

B.   REPORTING REQUIREMENTS FOR COVERED PERSONS

You must report holdings of you and your Family/Household Members of Reportable Securities and Reportable Funds.

You must also report accounts in which you or any Family/Household Member have direct or indirect ownership interest that are capable of holding Reportable Securities or Reportable Funds, including accounts such as those with broker-dealers, banks, fund companies and insurance companies ("INVESTMENT ACCOUNTS"), as well as 529 Plans. Therefore, even if an Investment Account does not currently contain Reportable Securities or Reportable Funds, you are obligated to report the existence of such Investment Account if it has the capacity to hold such securities.

The information you report regarding your Investment Accounts and holdings of Reportable Securities and Reportable Funds must not be more than 45 days old. With the exception of CMG Fund Administration Associates and certain other Bank of America Associates, who shall follow the reporting procedures described in
Part VI of this Code, such reporting by all other Covered Persons is required as follows:

     - By the 10th calendar day after becoming a Covered Person, you must report such holdings, acknowledge that you have read and understand this Code, that you understand that it applies to you and to your Family/Household Members and that you understand that you are a Covered Person (and, if applicable, an Investment Person) under the Code (Form A).

     - By the 25th calendar day following the end of the calendar quarter, all Covered Persons are required to provide Compliance with a report of their Investment Accounts (including Investment Accounts opened during the quarter) and all transactions, whether automatic or voluntary, in Reportable Securities and Reportable Funds during the quarter (Form B).

     - By the 25th calendar day after the end of the calendar year, Covered Persons are required to provide Compliance with a detailed annual report of their holdings of any Reportable Securities and Reportable Funds (Form C).

     Each Covered Person shall cause every broker-dealer or investment services provider with whom he or she (or a Family/Household Member) maintains an Investment Account to provide duplicate periodic statements and trade confirmations to Compliance for all accounts holding or transacting trades in Reportable Securities or Reportable Funds, with the exception


Part IV                                19
of 529 Plans, which must be reported but do not necessitate providing duplicate statements. All duplicate statements and confirmations should be sent to the following address:

          Compliance Department
          Columbia Wanger Asset Management
          227 W. Monroe Street, Suite 3000
          Chicago, IL 60606

C.   EXCEPTIONS FROM THE ABOVE REPORTING REQUIREMENTS

The designation of any Covered Person on an official leave of absence will be reviewed by the CCO to determine whether the individual should still be considered a Covered Person. The CCO will consider factors such as whether the employee continues to have password access to electronic firm and client data and whether the employee continues to be in contact with other Covered Persons at the firm. If the CCO determines the individual is not a Covered Person, the individual will be exempt from the above reporting requirements while on leave. However, any Covered Person on an official leave of absence with such access will be responsible for the above reporting.

The following Investment Accounts do not need to be reported, and therefore transactions within these accounts also do not need to be reported:

     -    BAC Retirement Plans

     - Company-Directed 401(k) Plans (provided they are not capable of holding any Reportable Funds or Reportable Securities)

     - Accounts in which a Covered Person has Beneficial Ownership but not investment discretion, Influence or Control, such as a blind trust or third-party advised discretionary account. Accounts managed by another Covered Person do not qualify for this exemption.

D.   CODE ADMINISTRATION

The Committee has charged Compliance with the responsibility of day-to-day administration of this Code. Compliance will quarterly provide reports to the Committee that will include all material violations noted during the period. The quarterly report will include associate name, job title, manager name, description of the violation, and a record of any recommended sanction.

The CCO shall report any relevant issues to the respective Fund CCO and mutual fund board of trustees as required by Rule 17j-1 of the Investment Company Act and such fund's code of ethics.


Part IV                                20

PART V

                      PART V - PENALTIES FOR NON-COMPLIANCE

Upon discovering a violation of the Code, Compliance shall take whatever remedial steps it deems necessary and available to correct an actual or apparent conflict (e.g., trade reversal, etc.). Following those corrective efforts, the Committee may impose sanctions if, based upon all of the facts and circumstances considered, such action is deemed appropriate. The magnitude of these penalties varies with the severity of the violation, although repeat offenders will likely be subjected to harsher punishment. It is important to note that violations of the Code may occur without employee fault (e.g., despite pre-clearance). In those cases, punitive action may not be warranted, although remedial steps may still be necessary. Violations of the Code include, but are not limited to the following:

     -    Execution of a personal securities transaction without pre-clearance;

     - Execution of a personal securities transaction with pre-clearance, but Client account activity in the same issuer occurs within seven days of the employee's personal securities transaction;

     - Execution of a personal securities transaction after being denied approval;

     - Profiting from short-term trading of Reportable Securities (60 calendar days);

     -    Trading Reportable Funds in violation of the 60 day restriction;

     -    Failure to disclose the opening or existence of an Investment Account;

     - Failure to obtain prior approval of a purchase of an IPO or shares in a Limited Offering; and

     - Failure to timely complete and return periodic certifications and acknowledgments.

The Committee will consider the specific facts and circumstances of any violations and will determine appropriate sanctions. Factors to be considered during any review would include but are not limited to:

     -    Whether the act or omission was intentional or voluntary;

     -    Whether mitigating or aggravating factors existed;

     -    The person's history or prior violations of the Code;

     - The person's cooperation, acknowledgment of transgression and demonstrable remorse;

     - The person's position within the firm (i.e., whether the employee is deemed to be a Covered Person or Investment Person);

     - Whether the person transacted in the security of an issuer in which his/her product area has invested or could invest;

     - Whether the person was aware of any information concerning an actual or contemplated investment in that same issuer for any Client account; and

     - Whether the price at which the personal securities transaction was effected was more advantageous than the price at which the Client transaction in question was effected.

The type of sanctions to be imposed include, but are not limited to, oral or written warnings, trade reversals, disgorgement of profits, monetary fines, suspension or termination of personal

PART V

PART V

trading privileges and employment suspension or termination. Failure to adhere to the Code provisions and cooperate with Compliance could also affect a person's performance review, potentially having an impact on compensation.

PART V

PART VI

 PART VI -PRE-CLEARANCE AND REPORTING PROCEDURES FOR THE CMG FUND ADMINISTRATION
                   GROUP AND OTHER BANK OF AMERICA ASSOCIATES

(Note: This section of the Code is applicable only to CMG Fund Administration Associates and Bank of America Associates who are so notified. Employees of CWAM should disregard this section.)

Columbia Management Group (CMG) Fund Administration Associates and other Bank of America Associates who have access to CWAM information, are considered Covered Persons under the Columbia Wanger Asset Management (CWAM) Code of Ethics, in addition to being Covered Persons under the Asset Management (AM) Code of Ethics. Procedures are outlined below to allow CMG Fund Administration and Bank of America Associates to meet their pre-clearance requirements (CWAM Code of Ethics, Part III) and reporting requirements (CWAM Code of Ethics, Part IV) as Covered Persons. By certifying to the CWAM Code of Ethics, CMG Fund Administration and Bank of America Associates agree to comply with the CWAM Code of Ethics and the procedures that hereby follow.

A.   PRE-CLEARANCE OF TRANSACTIONS

     The following procedures should be used by CMG Fund Administration and Bank of America Associates to pre-clear personal transactions in Reportable Securities (except exempt transactions covered in Part III C of the CWAM Code of Ethics) and sales in those Reportable Funds that are listed below. Note that sales of open-ended mutual funds advised by CWAM, as listed below, are subject to pre-clearance via CWAM Compliance, and must also be pre-cleared as required by the AM Code pre-clearance procedures. Also, please note that the required holding period for Reportable Funds advised by CWAM and listed below is 60 DAYS under the CWAM Code of Ethics. (Reportable Funds that are NOT listed below are subject to the AM Code of Ethics only. Under the AM Code of Ethics, associates must hold Reportable Funds for 30 days, and must pre-clear sales of Reportable Funds according to AM Code of Ethics procedures.)

            Reportable Securities and Funds Pre-clearance Procedures

     STEP 1: Request authorization from CWAM Compliance to purchase or sell a Reportable Security, or sell a Reportable Fund from the list below, by sending an email to DG 227W-Compliance Dept, or Joe LaPalm or Margaret Julian.

     STEP 2: In the email request, indicate what security you are intending to purchase or sell, and the ticker symbol of the security. For sales, please indicate whether you have held the security or fund for 60 days, or if you are selling a security at a loss.

     STEP 3: Await confirmation for pre-clearance from CWAM Compliance to continue the pre-clearance process.

     STEP 4: If pre-clearance is received from CWAM Compliance, you must then pre-clear your transaction using the appropriate pre-clearance procedures described in the AM Code of Ethics. If pre-clearance is denied you may not place your transaction.

     STEP 5: Please retain a copy of the pre-clearance confirmation from CWAM COMPLIANCE for your records.

     These pre-clearance procedures apply to all Reportable Securities, as defined by the AM Code of Ethics and the CWAM Code of Ethics, as well as the following Reportable Funds, advised by CWAM:

     Columbia Acorn Fund
     Columbia Acorn USA
     Columbia Acorn Select
     Columbia Acorn International
     Columbia Acorn International Select
     Columbia Thermostat
     Optimum Small-Mid Cap Growth
     RiverSource International Select Growth
     Wanger Advisors Trust USA
     Wanger Advisors Trust Select
     Wanger Advisors Trust International
     Wanger Advisors Trust International Select

B.   REPORTING AND CERTIFICATIONS

     1.   Initial Certification

          CMG Fund Administration and Bank of America Associates must complete an Initial Certification (Form A) and return it to CWAM within 10 days of becoming a Covered Person under the CWAM Code. Associates need not list their personal accounts and securities holdings along with Form A, but must report holdings to CMG through the AIM/ESS Compliance system.

     2.   Annual Certification

          CMG Fund Administration and Bank of America Associates must complete an Annual Recertification (Form C) and return it to CWAM within 25 days of year-end. In doing so, associates affirm their understanding of the Code and acknowledge and accept their responsibilities. Associates do not need to list their holdings on Form C, but must certify that they have reported their holdings in AIM/ESS.

     3.   Quarterly Reporting

          CMG Fund Administration and Bank of America Associates will satisfy their reporting requirements under the CWAM Code of Ethics by reporting holdings and transactions, and completing quarterly certifications as required by the AM Code of Ethics. By certifying to the AM Code of Ethics quarterly, CMG Fund Administration and Bank of America Associates will be certifying to the CWAM Code of Ethics as well. Associates need not report accounts and transactions to CWAM, as CWAM will receive transaction information and certifications directly from CMG, as reported by the associates.

C.   PENALTIES FOR NON-COMPLIANCE

     CMG Fund Administration and Bank of America Associates who fail to comply with the pre-clearance procedures described in this section of the CWAM Code of Ethics, or fail to meet the reporting guidelines of the AM Code of Ethics will be considered to be in violation of the CWAM Code of Ethics. The acts or failures to act in accordance with the CWAM Code of Ethics will be reviewed by the CWAM Code of Ethics Committee, and the associate will be subject to potential sanctions as described in Part V of the Code. These sanctions may or may not be in addition to any imposed by CMG for violations of the AM Code of Ethics.

                        APPENDIX A - BENEFICIAL OWNERSHIP

     You should carefully read this Appendix A to determine securities that are deemed to be beneficially owned by you for purposes of the Code. The definition of "Beneficial Ownership" for purposes of the Code is very broad and may include securities you would not intuitively consider to be owned by you. You should review this entire Appendix A and if you have any questions as to whether you beneficially own a security for purposes of the Code, contact the Compliance Department

     For purposes of this Appendix A, the term "you" includes members of your immediate family sharing the same household with you. Your "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The term "you" also includes any immediate family member not living in your household if the family member is economically dependent upon you.

                                   DEFINITIONS

Beneficial Ownership. For purposes of the Code, you are deemed to have "Beneficial Ownership" of a security if you have: (i) a Pecuniary Interest in such security and Influence or Control over such security or (ii) Influence or Control over such security and such Influence or Control arises outside of your regular employment duties.

Pecuniary Interest. The term "Pecuniary Interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities whether through any contract, arrangement, understanding, relationship or otherwise. This standard looks beyond the record owner of securities to reach the substance of a particular arrangement. You not only have a Pecuniary Interest in securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others for your benefit, such as securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes any security owned by an entity directly or indirectly controlled by you.

Influence or Control. To have "Influence or Control" over a security, you must have an ability to prompt, induce or otherwise effect transactions in the security. Whether you have influence or control over a security is based upon the facts and circumstances of each case; however, the determining factor in each case will be whether you have an ability to prompt, induce or otherwise effect transactions in the security.

        EXAMPLES OF HOW THE DEFINITION OF BENEFICIAL OWNERSHIP IS APPLIED

     Set forth below are some examples of how the definition of Beneficial Ownership is applied in different contexts.

     - Family Holdings. You are deemed to have Beneficial Ownership of securities held by members of your immediate family sharing the same household with you. Your "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). You are deemed to have Beneficial Ownership of securities held by an immediate family member not living in your household if the family member is economically dependent upon you.

     - Partnership and Corporate Holdings. You are deemed to have Beneficial Ownership of securities held by an entity you directly or indirectly control. If you are a limited partner in a partnership, you will generally not be deemed to have Beneficially Ownership of securities held by such limited partnership, provided that you do not own a controlling voting interest in the partnership. If you own or otherwise control a corporation, limited liability company or other legal entity, you will be deemed to have Beneficial Ownership of such entity's securities.

     - Trusts. You are deemed to have Beneficial Ownership of securities held by a trust if you control the trust or if you have the ability to prompt, induce or otherwise effect transactions in securities held by the trust. For example, you would be deemed to have Beneficial Ownership of securities held by a trust if you have the power to revoke the trust without the consent of another person, or if you have actual or de facto investment control over the trust. In a typical blind trust, you would not be deemed to have Beneficial Ownership of the securities held by the trust.

     - Estates. You are typically not deemed to have Beneficial Ownership of securities held by executors or administrators in estates in which you are a legatee or beneficiary unless, under the facts and circumstances, you have the ability to prompt, induce or otherwise effect transactions in the securities held by the estate. You are typically deemed to have Beneficial Ownership of securities held by an estate if you act as the executor or administrator of such estate and, under the facts and circumstances, you have the ability to prompt, induce or otherwise effect transactions in the securities held by the estate.

     - Where You Have Given Investment Discretion to Another Party. You are typically not deemed to have Beneficial Ownership of securities managed by someone other than yourself where you have given such party sole investment discretion. For example, you are not deemed to have Beneficial Ownership of securities held in an account at the Private Bank or BAI if the Private Bank or BAI exercises sole investment discretion with respect to such securities.

     - Where You Have Received Investment Discretion from Another Party Outside of Your Employment. You are typically deemed to have Beneficial Ownership of securities held in an account or other vehicle if you manage such account or other vehicle outside of your employment, even if you do not have an economic interest in such securities. For example, you are deemed to have Beneficial Ownership of securities held in a brokerage account if you have a power of attorney with respect to the account. Similarly, you are deemed to have Beneficial Ownership of securities held in an Education Trust if you have an ability to prompt, induce or otherwise effect transactions in such securities, even if you do not have an economic interest in the asset of the trust.

                            APPENDIX B - DEFINITIONS

Terms used in this Code that are capitalized and bolded have a special meaning. To understand the Code, you need to understand the definitions of these terms below.

"AUTOMATIC INVESTMENT PLAN" means a plan or other program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a pre-determined schedule and allocation. These may include payroll deduction plans, issuer dividend reinvestment programs, 401(k) automatic investment plans, or the annual vesting of units into shares in a Mutual Fund Incentive Program.

"BAC" means Bank of America Corporation and its affiliates.

"BAC RETIREMENT PLAN" means any retirement plan sponsored by BAC for the benefit of its employees.

"BEING CONSIDERED FOR PURCHASE OR SALE" - a security is being considered for purchase or sale when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person decides to make the recommendation.

"BENEFICIAL OWNERSHIP" has the meaning set forth in Appendix A, and refers to securities not only held by a Covered Person for his or her benefit, but also held by others for his or her benefit in an account over which the Covered Person has Influence or Control.

"CCO" means CWAM'S Chief Compliance Officer or his/her designee.

"CLIENT" means any entity to which CWAM provides financial services.

"CLIENT ACCOUNT" means any investment management account or fund for which CWAM acts as investment advisor or sub-advisor.

"CLOSED-END FUND" refers to a registered investment company whose shares are publicly traded in a secondary market rather than directly with the fund.

"COMPANY-DIRECTED 401(K) PLAN" means a 401(k) plan that offers a limited number of investment options consisting solely of mutual funds in which one directs their investments. A 401(k) plan whereby the participant may direct stock investments is not a Company-Directed 401(k) Plan for purposes of this Code.

"COVERED PERSON" is a person to whom this Code applies, including but not limited to CWAM officers, employees, and support partners.

"FAMILY HOLDINGS" and "FAMILY/HOUSEHOLD MEMBER" refer to immediate family, sharing the same household as a Covered Person, or a family member outside of the household who is economically dependent on the Covered Person.

"FEDERAL SECURITIES LAWS" means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a -mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the Investment Company Act of 1940 (15 U.S.C 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999)), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 -5314; 5316 - 5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of Treasury.

"INFLUENCE OR CONTROL" has the meaning set forth in Appendix A, and refers to a person's direct or indirect ability to affect the management of securities.

"INVESTMENT ACCOUNT" means an account comprising all or a part of a person's portfolio, held with a broker-dealer, bank, fund company, insurance company, or other entity capable of administering holdings of securities and funds on behalf of a client.

"INVESTMENT PERSON" refers to a Covered Person whose knowledge and influence on Client Accounts as a portfolio manager or research analyst necessitates the imposition of additional obligations and responsibilities under the Code.

"IPO" generally refers to a company's first offer of shares to the public. Specifically, an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

"LATE TRADING" is the illegal trading of mutual funds wherein an order is placed after the fund is closed for the day and the transaction is priced using the closing price for that day.

"LIMITED OFFERING" generally refers to an offering of securities that is not offered to the public and includes an offering that is exempt from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) of, or Regulation D under, the Securities Act of 1933.

"MARKET TIMING" is the repeated buying, selling, or exchanging of fund shares by an individual or entity within short periods of time to take advantage of short-term differentials in the net asset values of such funds. This practice can occur in direct purchases and sales of fund shares, or through rapid reallocation of funds held in 401(k) plans or variable annuity or life policies.

"REPORTABLE FUND" means shares of any open-end mutual fund registered under the Investment Company Act, other than money market funds or other short-term bond funds, whose investment adviser, sub-adviser or principal underwriter is controlled by

Bank of America Corporation. The following companies are deemed to be controlled by Bank of America Corporation for purposes of this Code: Columbia Management Advisors, LLC, Columbia Management Distributors, Inc., Marsico Capital Management, LLC, Banc of America Capital Management (Ireland), Limited, Columbia Wanger Asset Management L.P., United States Trust Company, NA, or UST Advisers, Inc. A list of Reportable Funds as of the date of the last revision of this Code is attached hereto as Appendix D.

"REPORTABLE SECURITY" includes corporate securities, Closed-end Funds, options on securities, warrants, rights, exchange traded funds, foreign government debt obligations, and municipal securities, including 529 Plans. Reportable Securities therefore include anything that is considered a "security" under the Investment Advisers Act, but do not include:

1.   Direct obligations of the United States Federal Government.

2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

3. Insurance company general accounts (short-term cash equivalent options of a variable life insurance policy).

4. Shares of a money market fund or other short-term income or short-term bond funds.

5.   Shares of any open-end mutual fund, including any shares of a Reportable
     Fund.

6. Futures and options on futures. However, a proposed trade in a "single stock future" (a security future which involves a contract for sale for future delivery of a single security) is subject to the Code's pre-clearance requirement.

     If you have any question or doubt about whether an investment is a Reportable Security under this Code, ask Compliance.

                    APPENDIX C - OTHER CWAM AND BAC POLICIES

-    CWAM Statement of Operations and Supervisory Procedures Manual

-    CWAM Information Wall Policy

-    CWAM Misuses of Material Nonpublic Information Policy

-    CWAM Portfolio Holdings Disclosure Policy

-    Bank of America Corporation Code of Ethics and General Policy on Insider
     Trading

- Bank of America Global Wealth and Investment Management Associate Designated Brokerage Account Policy

- Bank of America Policy on Excessive Trading and Market Timing in the Bank of America Retirement Plans

- Bank of America Global Wealth and Investment Management Gifts and Hospitality Policy

                          APPENDIX D - REPORTABLE FUNDS

"Reportable Fund" means shares of any investment company registered under the Investment Company Act, other than money market funds or other short-term bond funds, whose investment adviser, sub-adviser or principal underwriter is controlled by Bank of America Corporation. The following companies are deemed to be controlled by Bank of America Corporation for purposes of this Code: Columbia Management Advisors, LLC, Columbia Management Distributors, Inc., Columbia Wanger Asset Management LP, Banc of America Capital Management (Ireland), Limited, BlackRock, Inc., BlackRock Advisors, LLC, and BlackRock Investments, Inc.

COLUMBIA MANAGEMENT ADVISORS, LLC AND COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

COLUMBIA FUNDS

Columbia Acorn Fund
Columbia Acorn International Fund
Columbia Acorn International Select Fund
Columbia Acorn Select Fund
Columbia Acorn USA Fund
Columbia Asset Allocation Fund
Columbia Asset Allocation Fund II
Columbia Balanced Fund
Columbia Blended Equity Fund
Columbia Bond Fund
Columbia CA Intermediate Muni Bond Fund
Columbia CA Tax-Exempt Fund
Columbia Conservative High Yield Fund
Columbia Contrarian Core Fund
Columbia Convertible Securities Fund
Columbia Core Bond Fund
Columbia CT Intermediate Muni Bond Fund
Columbia CT Tax-Exempt Fund
Columbia Disciplined Value Fund
Columbia Dividend Income Fund
Columbia Emerging Markets Fund
Columbia Energy & Nat Resources Fund
Columbia Federal Securities Fund
Columbia GA Intermediate Muni Bond Fund
Columbia Global Value Fund
Columbia Greater China Fund
Columbia High Income Fund
Columbia High Yield Municipal Fund
Columbia High Yield Opportunity Fund
Columbia Income Fund
Columbia Intermediate Bond Fund
Columbia Intermediate Municipal Bond Fund
Columbia International Bond Fund
Columbia International Growth Fund
Columbia International Stock Fund
Columbia International Value Fund
Columbia Large Cap Core Fund
Columbia Large Cap Enhanced Core Fund
Columbia Large Cap Growth Fund
Columbia Large Cap Index Fund
Columbia Large Cap Value Fund
Columbia Liberty Fund
Columbia LifeGoal Balanced Growth Portfolio
Columbia LifeGoal Growth Portfolio
Columbia LifeGoal Income & Growth Portfolio
Columbia LifeGoal Income Portfolio
Columbia MA Intermediate Muni Bond Fund
Columbia MA Tax-Exempt Fund
Columbia Marsico 21st Century Fund
Columbia Marsico Focused Equities Fund
Columbia Marsico Global Fund
Columbia Marsico Growth Fund
Columbia Marsico Intl Opportunities Fund
Columbia Masters Global Equity Portfolio
Columbia Masters Heritage Portfolio
Columbia Masters International Equity Portfolio
Columbia MD Intermediate Muni Bond Fund
Columbia Mid Cap Core Fund
Columbia Mid Cap Growth Fund
Columbia Mid Cap Index Fund
Columbia Mid Cap Value Fund
Columbia Multi-Advisor Intl Equity Fund
Columbia NC Intermediate Muni Bond Fund
Columbia NJ Intermediate Muni Bond Fund
Columbia NY Intermediate Muni Bond Fund
Columbia NY Tax-Exempt Fund
Columbia OR Intermediate Muni Bond Fund
Columbia Overseas Value Fund
Columbia Pacific/Asia Fund
Columbia Real Estate Equity Fund
Columbia RI Intermediate Muni Bond Fund
Columbia SC Intermediate Muni Bond Fund
Columbia Select Large Cap Growth Fund
Columbia Select Opportunities Fund
Columbia Select Small Cap Fund

Columbia Short-Intermediate Bond Fund
Columbia Small Cap Core Fund
Columbia Small Cap Growth Fund I
Columbia Small Cap Growth Fund II
Columbia Small Cap Index Fund
Columbia Small Cap Value Fund I
Columbia Small Cap Value Fund II
Columbia Strategic Income Fund
Columbia Strategic Investor Fund
Columbia Tax-Exempt Fund
Columbia Technology Fund
Columbia Thermostat Fund
Columbia Total Return Bond Fund
Columbia U.S. Treasury Index Fund
Columbia VA Intermediate Muni Bond Fund
Columbia Value & Restructuring Fund
Columbia World Equity Fund

BANC OF AMERICA RETIREMENT PORTFOLIOS

Banc of America Retirement 2005 Portfolio
Banc of America Retirement 2010 Portfolio
Banc of America Retirement 2015 Portfolio
Banc of America Retirement 2020 Portfolio
Banc of America Retirement 2025 Portfolio
Banc of America Retirement 2030 Portfolio
Banc of America Retirement 2035 Portfolio
Banc of America Retirement 2040 Portfolio

CMG FUNDS

CMG Core Bond Fund
CMG Enhanced S&P 500 Index Fund
CMG High Yield Fund
CMG International Stock Fund
CMG Large Cap Growth Fund
CMG Large Cap Value Fund
CMG Mid Cap Growth Fund
CMG Mid Cap Value Fund
CMG Small Cap Growth Fund
CMG Small Cap Value Fund
CMG Small/Mid Cap Fund
CMG Strategic Equity Fund

Corporate Bond Portfolio
Mortgage and Asset Backed Portfolio

VARIABLE PRODUCTS

Columbia Asset Allocation Fund, VS
Columbia Federal Securities Fund, VS
Columbia High Yield Fund, VS
Columbia International Fund, VS
Columbia Large Cap Growth VS
Columbia Large Cap Value Fund, VS
Columbia Marsico 21 Century Fund, VS
Columbia Marsico Focused Equities Fund, VS
Columbia Marsico Growth Fund, VS
Columbia Marsico Intl Opportunities Fund, VS
Columbia Mid Cap Growth Fund, VS
Columbia Mid Cap Value Fund, VS
Columbia S & P 500 Index Fund, VS
Columbia Small Cap Value Fund, VS
Columbia Small Company Growth Fund, VS
Columbia Strategic Income Fund, VS

SUB-ADVISED FUNDS

AEGON/TRANSAMERICA SERIES TRUST
ATST Marsico Growth Fund
AIG - SUNAMERICA SERIES TRUST
Sun America Series Trust Technology Port
ALLIANZ LIFE ADVISERS, LLC - ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST AZL Columbia Technology Portfolio (Allianz)
ING USA ANNUITY AND LIFE INSURANCE COMPANY - ING PARTNERS, INC.
ING Columbia SCV II Portfolio
JOHN HANCOCK FUNDS TRUST II
John Hancock Value & Restructuring Portfolio
JOHN HANCOCK TRUST
John Hancock Value & Restructuring Portfolio
LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
LVIP Columbia Value Opportunities Fund
PACIFIC LIFE - PACIFIC SELECT FUND
Pacific Select Fund - Technology Portfolio
TRANSAMERICA IDEX MUTUAL FUNDS
IDEX Marsico Growth Fund
TA IDEX Marsico International Growth Fund

COLUMBIA WANGER ASSET MANAGEMENT, L.P.

COLUMBIA FUNDS

Columbia Acorn Fund
Columbia Acorn International Fund
Columbia Acorn International Select Fund
Columbia Acorn Select Fund
Columbia Acorn USA Fund
Columbia Thermostat Fund

WANGER FUNDS (WANGER ADVISORS TRUST)

Wanger International Fund
Wanger International Select Fund
Wanger Select Fund
Wanger USA Fund

OFFSHORE FUNDS (WANGER INVESTMENT COMPANY PLC)

Wanger European Smaller Companies Fund
Wanger U.S. Smaller Companies Fund

SUB-ADVISED FUNDS

OPTIMUM FUNDS
Optimum Small-Mid Cap Growth Fund
RIVERSOURCE FUNDS
RiverSource Partners International Select Growth Fund

SUB-ADVISED OFFSHORE FUNDS (SICAV)
New America small Caps Fund

BLACKROCK, INC., BLACKROCK ADVISORS, LLC, AND BLACKROCK INVESTMENTS, INC.

BLACKROCK FUNDS

BlackRock Aggressive Growth Prepared Portfolio
BlackRock All-Cap Global Resources Portfolio
BlackRock AMT-Free Municipal Bond Portfolio
BlackRock Asset Allocation Portfolio
BlackRock Aurora Portfolio
BlackRock Balanced Capital Fund, Inc.
BlackRock Basic Value Fund, Inc.
BlackRock Basic Value Principal Protection Fund
BlackRock Bond Alloc Target Shares
BlackRock California Insured Municipal Bond Fund
BlackRock Capital Appreciation Portfolio
BlackRock Conservative Prepared Portfolio
BlackRock Core Principal Protection Fund
BlackRock Delaware Municipal Bond Portfolio
BlackRock Emerging Market Debt Portfolio
BlackRock Equity Dividend Fund
BlackRock EuroFund
BlackRock Exchange Portfolio
BlackRock Florida Municipal Bond Fund
BlackRock Focus Growth Fund, Inc.
BlackRock Focus Value Fund, Inc.
BlackRock Fundamental Growth Fund, Inc.
BlackRock Fundamental Growth Principal Protection Fund
BlackRock Global Allocation Fund, Inc.
BlackRock Global Dynamic Equity Fund
BlackRock Global Emerging Markets Fund, Inc.
BlackRock Global Financial Services Fund, Inc.
BlackRock Global Growth Fund, Inc.
BlackRock Global Opportunities Portfolio
BlackRock Global Resources Portfolio
BlackRock Global SmallCap Fund, Inc.
BlackRock GNMA Portfolio
BlackRock Government Income Portfolio
BlackRock Growth Prepared Portfolio
BlackRock Health Sciences Opportunities Portfolio
BlackRock Healthcare Fund, Inc.
BlackRock High Income Fund
BlackRock High Yield Bond Portfolio
BlackRock High Yield Municipal Fund
BlackRock Income Portfolio
BlackRock Income Builder Portfolio
BlackRock Index Equity Portfolio
BlackRock Inflation Protected Bond Portfolio
BlackRock Intermediate Bond Portfolio II
BlackRock Intermediate Government Bond Portfolio
BlackRock Intermediate Municipal Fund
BlackRock International Bond Portfolio
BlackRock International Diversification Fund
BlackRock International Fund
BlackRock International Index Fund
BlackRock International Opportunities Portfolio
BlackRock International Value Fund
BlackRock Kentucky Municipal Bond Portfolio
BlackRock Large Cap Core Fund
BlackRock Large Cap Core Plus Fund
BlackRock Large Cap Growth Fund
BlackRock Large Cap Value Fund
BlackRock Latin America Fund, Inc.
BlackRock Lifecycle Prepared Portfolio 2010
BlackRock Lifecycle Prepared Portfolio 2015
BlackRock Lifecycle Prepared Portfolio 2020

BlackRock Lifecycle Prepared Portfolio 2025
BlackRock Lifecycle Prepared Portfolio 2030
BlackRock Lifecycle Prepared Portfolio 2035
BlackRock Lifecycle Prepared Portfolio 2040
BlackRock Lifecycle Prepared Portfolio 2045
BlackRock Lifecycle Prepared Portfolio 2050
BlackRock Long Duration Bond Portfolio
BlackRock Managed Income Portfolio
BlackRock Mid Cap Value Opportunities Fund
BlackRock Mid-Cap Growth Equity Portfolio
BlackRock Mid-Cap Value Equity Portfolio
BlackRock Moderate Prepared Portfolio
BlackRock Municipal Insured Fund
BlackRock National Municipal Fund
BlackRock Natural Resources Trust
BlackRock New Jersey Municipal Bond Fund
BlackRock New York Municipal Bond Fund
BlackRock Ohio Municipal Bond Portfolio
BlackRock Pacific Fund, Inc.
BlackRock Pennsylvania Municipal Bond Fund
BlackRock S&P 500 Index Fund
BlackRock Science & Technology Opportunities Portfolio
BlackRock Senior Floating Rate Fund, Inc.
BlackRock Senior Floating Rate Fund II, Inc.
BlackRock Small Cap Core Equity Portfolio
BlackRock Small Cap Growth Equity Portfolio
BlackRock Small Cap Growth Fund II
BlackRock Small Cap Index Fund
BlackRock Small Cap Value Equity Portfolio
BlackRock Small/Mid-Cap Growth Portfolio
BlackRock Strategic Income Portfolio
BlackRock Total Return Fund
BlackRock Total Return Portfolio II
BlackRock U.S. Opportunities Portfolio
BlackRock Utilities and Telecommunications Fund, Inc.
BlackRock Value Opportunities Fund, Inc.
BlackRock World Income Fund, Inc.

FORM A

                          APPENDIX E - REPORTING FORMS

INITIAL HOLDINGS REPORT
AND POLICY ACKNOWLEDGEMENTS
For New CWAM Covered and Investment Persons

PLEASE COMPLETE THIS FORM AND SUBMIT IT TO THE COMPLIANCE DEPARTMENT (37TH FLOOR) NO LATER THAN 10 DAYS AFTER YOU BECOME A COVERED PERSON OF COLUMBIA WANGER ASSET MANAGEMENT.

YOU MUST REPORT: all investment accounts, holding or capable of holding Reportable Securities or Reportable Funds, in which you have "Beneficial Ownership," and investment discretion, influence or control. "Beneficial Ownership" includes shares held in your name and/or the name of (1) your spouse,
(2) your minor children, (3) your adult children and relatives who live in your home, (4) any nominee or other person if you can reacquire title now or in the future, (5) any trust or estate for which you are trustee or executor. (See Page 26 for further clarification)

YOU NEED NOT REPORT: BAC Retirement Plans, Company-Directed 401(k) Plans (that cannot hold Reportable Funds or Reportable Securities), accounts in which you have "Beneficial Ownership" but not investment discretion, influence or control, US Government Securities, commercial paper, certificates of deposit, repurchase agreements, banker's acceptance, and any other money market instruments, index options, and mutual funds not advised or controlled by Bank of America Corporation.

NAME (PLEASE PRINT): ___________________________________________________________

1. CODE CLASSIFICATION

     I understand that for purposes of the Code I am classified as:

     [ ]  A Covered Person

     [ ]  An Investment Person

2. PERSONAL HOLDINGS

     [ ] Neither I, nor any member of my Family/Household, have Beneficial Ownership of Investment Accounts or Personal Holdings of any Reportable Securities or Reportable Funds.

     [ ] I and/or a member of my Family/Household have Beneficial Ownership of an Investment Account, but this Investment Account is not subject to my (or my Family/Household member's) control and discretion.

     [ ] I and/or a member of my Family/Household have Beneficial Ownership of Investment Accounts or Personal Holdings of Reportable Securities and/or Reportable Funds, and these holdings are subject to my (or my Family/Household member's) control and discretion.*

3. INITIAL CERTIFICATION

     [ ] I have read the Code, and will keep a copy for future reference. I understand my responsibilities under the Code and agree to comply with all of its terms and conditions. In particular, I understand that the Code applies to me and to all investments in which I have Beneficial Ownership, as well as investments in which members of my Family/Household have Beneficial Ownership.

     [ ] I have read the CWAM Policy & Procedures Concerning Material Non-Public Information, Information Wall Policy, and Portfolio Holdings Disclosure Policy and understand my responsibilities under these policies and agree to comply with these policies.

All information provided in this Form A is true and complete to the best of my knowledge.


Signature:                              Date:
           --------------------------         ---------------------

* Please provide photocopies of the most recent statements from your reported accounts and holdings. CMG Fund Administration Associates need not provide photocopies, but must report holdings through AIM/ESS as required by the AM Code of Ethics.

FORM B

QUARTERLY PERSONAL SECURITIES
TRANSACTIONS REPORT
FOR CWAM COVERED AND INVESTMENT PERSONS

PLEASE COMPLETE THIS FORM AND SUBMIT IT TO THE COMPLIANCE DEPARTMENT (37TH FLOOR) NO LATER THAN 25 DAYS AFTER EACH QUARTER-END (MARCH, JUNE, SEPTEMBER, DECEMBER).

YOU MUST REPORT: all new reportable accounts and transactions (whether voluntary or automatic) in Reportable Securities and Reportable Funds of which you have "Beneficial Ownership." "Beneficial Ownership" includes shares held in the name of (1) your spouse, (2) your minor children, (3) your adult children and relatives who live in your home, (4) any nominee or other person if you can reacquire title now or in the future, (5) any trust or estate for which you are trustee or executor.

YOU NEED NOT REPORT: Transactions in accounts, funds and securities that are not subject to initial reporting requirements such as: US Government Securities, commercial paper, certificates of deposit, repurchase agreements, banker's acceptance, and any other money market instruments, index options, and mutual funds not advised or controlled by Bank of America Corporation.

NAME (PLEASE PRINT): ___________________________________________________________

STATUS: [ ] COVERED PERSON   [ ] INVESTMENT PERSON FOR QUARTER: [ ] 1   [ ] 2
[ ] 3   [ ] 4   YEAR: _____

     1. TRANSACTIONS (Please check one.)

          [ ]  I have made no reportable transactions during this quarter.

          [ ]  I have made reportable transactions during this quarter.*

     2. STATEMENTS (Please check all that apply.)

          [ ] I have no reportable accounts and, as such, no statements to submit.

          [ ] Duplicate statements are sent directly to Compliance from the broker or dealer.

          [ ]  I have provided photocopies of account statements.

     3. NEW ACCOUNTS (Please check one.)

          [ ]  I have not opened a new account during the quarter.

          [ ]  I have opened a new account(s) during the quarter.**


SIGNATURE:                              DATE:
           --------------------------         ---------------------

* Such transactions should appear in statements submitted to Compliance. Please use the reverse side of this form to describe any transactions that do not appear on submitted statements

** Please submit the following information to Compliance: Name on Account, Institution Name, Account Number, and Date Account was Opened.

FORM C

ANNUAL RECERTIFICATION
Code of Ethics, Policy Concerning Material Non-Public
Information, & Personal Holdings

PLEASE COMPLETE SECTIONS 1-3 OF THIS FORM AND SUBMIT IT TO THE COMPLIANCE DEPARTMENT (37TH FLOOR) NO LATER THAN 25 DAYS AFTER THE YEAR-END.

NAME (PLEASE PRINT): ________________________________
STATUS: [ ] COVERED PERSON   [ ] INVESTMENT PERSON

1. CODE OF ETHICS
     (Please initial both affirmations.)

     A. I have read the Code, and will keep a copy for future reference. I understand my responsibilities under the Code and agree to comply with all of its terms and conditions. In particular, I understand that the Code applies to me and to all investments in which I have Beneficial Ownership, as well as investments in which members of my Family/Household have Beneficial Ownership.

                              INITIALS: ___________

     B. I hereby certify that during the year covered by this report December 31, ___, I complied with all applicable requirements of the Code and have reported to Compliance all transactions required to be reported under the Code. *

                              INITIALS: ___________

* Please describe Code violations or instances of non-compliance on a separate attachment.

2. ADDITIONAL CWAM POLICIES
     (Please initial the following affirmation.)

     A. I have read the CWAM Statement of Operations and Supervisory Procedures Manual (and its Appendices, including: Policy & Procedures Concerning Material Non-Public Information, and the Information Wall Policy), and the CWAM Portfolio Holdings Disclosure Policy and understand my responsibilities under these policies and acknowledge compliance with these policies.

                             INITIALS: ____________

3. PERSONAL HOLDINGS & EXEMPTIONS
     (Please check all that apply.)

     [ ] Neither I, nor any member of my Family/Household, have Beneficial Ownership of Investment Accounts or Personal Holdings of any Reportable Securities or Reportable Funds.

     [ ] I and/or a member of my Family/Household have Beneficial Ownership of an Investment Account, but this Investment Account is not subject to my (or my Family/Household member's) control and discretion.

     [ ] I and/or a member of my Family/Household have Beneficial Ownership of Investment Accounts or Personal Holdings of Reportable Securities and/or Reportable Funds, and these holdings are subject to my (or my Family/Household member's) control and discretion. (Please list all such accounts/holdings on a separate attachment. CMG Fund Administration Associates need not list holdings, but shall report holdings through AIM/ESS, as required by the AM Code of Ethics.)

ALL INFORMATION PROVIDED IN THIS FORM C IS TRUE AND COMPLETE TO THE BEST OF MY KNOWLEDGE.


SIGNATURE:                              DATE:
           --------------------------         ---------------------

FORM D

COLUMBIA WANGER ASSET MANAGEMENT
MULTI-APPROVAL FORM

ATTENTION: TO ENSURE EFFICIENT PROCESSING, SUBMIT THE COMPLETED FORM VIA EMAIL
TO: JOE LAPALM OR BRUCE LAUER.

                                SECTION I: REQUIRED - COMPLETE OR CHECK ALL OF THESE REQUIRED FIELDS.

NAME                                                                                                      DATE

_____________________________________   _____   _____________________________   _______________________   __________________________

                          SECTION II: IPO, HEDGE FUND OR PRIVATE PLACEMENT TRANSACTION REQUEST FOR APPROVAL

SECURITY NAME / DESCRIPTION:                                  BROKER-DEALER HANDLING THE TRANSACTION:

___________________________________________________________   ______________________________________________________________________
YOUR RELATIONSHIP TO THE OFFERING:                            IS THE SECURITY ELIGIBLE FOR ACCOUNTS IN WHICH YOU ARE ASSOCIATED? IF
                                                              NOT, WHERE WILL THE SECURITY BE HELD?

___________________________________________________________   ______________________________________________________________________
HOW DID YOU HEAR ABOUT IT?                                    OTHER RELEVANT INFORMATION & ATTACH DOCUMENTATION:

___________________________________________________________
WHAT IS THE PRINCIPAL AMOUNT OF YOUR REQUESTED TRANSACTION?

___________________________________________________________   ______________________________________________________________________

                   SECTION III: BANK OF AMERICA AFFILIATE ADVISED CLOSED-END FUND TRANSACTION REQUEST FOR APPROVAL

SECURITY NAME / DESCRIPTION:                                  BROKER-DEALER HANDLING THE TRANSACTION:

___________________________________________________________   ______________________________________________________________________
WHAT IS YOUR RELATIONSHIP TO THE OFFERING?                    IS THE SECURITY ELIGIBLE FOR ACCOUNTS IN WHICH YOU ARE ASSOCIATED? IF
                                                              NOT, WHERE WILL THE SECURITY BE HELD?

___________________________________________________________   ______________________________________________________________________
WHAT IS THE PRINCIPAL AMOUNT OF YOUR REQUESTED TRANSACTION?   OTHER RELEVANT INFORMATION & ATTACH DOCUMENTATION:

___________________________________________________________   ______________________________________________________________________

                                 SECTION IV: OFFICER/DIRECTOR OF PUBLIC COMPANY REQUEST FOR APPROVAL

ARE YOU AN INVESTMENT PERSON?   YES OR NO                     POSITION BEING REQUESTED:
FIRM NAME:

___________________________________________________________   ______________________________________________________________________
EXPECTED TIME PERIOD FOR POSITION BEING HELD:                 EXPLAIN HOW THE POSITION WOULD NOT BE A CONFLICT AND OTHER
                                                              RELEVANT INFORMATION & ATTACH DOCUMENTATION:

___________________________________________________________   ______________________________________________________________________

                                                         COMPLIANCE DECISION

     PERMISSION TO GRANT APPROVAL TO THE CODE REQUIREMENT:

__________ YES   __________ NO   EFFECTIVE DATE: _____________________________   MANAGER APPROVAL _____________________

Compliance Approval: ______________________________________________________

FOR COMPLIANCE PURPOSES ONLY:

Date Compliance Received: _________________________________   Compliance Officer Handling: _____________________________

Date Compliance Responded: ________________________________

Date Associate Notified: __________________________________   Method of Reporting to Associate: ________________________

Multi-Approval Form